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                                                                    EXHIBIT 21


                                  SUBSIDIARIES


1.   GENERAL

     Western Beef, Inc. conducts its retail and wholesale food business directly and through 14 consolidated wholly-owned subsidiaries and six consolidated subsidiaries wholly-owned by Quarex Operating Company, Inc., a 100% subsidiary of the registrant.

2.   OTHER SUBSIDIARIES

Awesome Transportation, Inc.

East Central Meats, Inc.

Quarex New England, Inc.

Western Beef Advertising, Inc.

Western Beef, Administration, Inc. (Formerly known as Western Beef, Inc. (New York Corporation)

W.B. Packing,, Inc.

Western Beef-West End Ave. Inc. (Formerly known as Western Beef-Atlantic
Ave.Inc.)

Sabrina Food Sales, Inc.

Food Warehouse, Inc.


NOTE:

     All corporations listed above were incorporated in New York except for Quarex-New England, Inc. which was incorporated in Massachusetts.


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                       SUBSIDIARIES OF WESTERN BEEF, INC.


WESTERN BEEF     -METROPOLITAN AVENUE, INC.

                 -MORRIS AVENUE, INC.

                 -FOREST AVENUE, INC.

                 -14TH STREET, INC.

W.B. PRODUCE     -METROPOLITAN AVENUE, INC.

WESTERN BEEF     -MERRICK BLVD., INC.

                 -FORT GREENE PLACE, INC.

                 -CANARSIE, INC.

W.B. PRODUCE     -CANARSIE, INC.

WESTERN BEEF     -173RD STREET, INC.

                 -ROSEDALE AVENUE, INC.

                 -STEINWAY STREET, INC.

                 -EMPIRE BLVD., INC.

                 -MINEOLA, INC.

                 SUBSIDIARIES OF QUAREX OPERATING COMPANY, INC.

WESTERN BEEF     -COLLEGE POINT BLVD. , INC.(FORMERLY KNOWN AS RANBAR PACKING,
                  INC.)

WESTERN BEEF     -EAST ORANGE, N. J., INC.

                 -EAST NEW YORK, INC.

                 -PARK AVENUE, INC.

                 -ELMONT, INC. (FORMERLY KNOWN AS QUAREX-ELMONT, INC.)

WESTERN BEEF SUPERMARKET, INC.

NOTE:

     All corporations listed above were incorporated in New York except for Western Beef-East Orange, N.J., Inc., which was incorporated in New Jersey.